Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-217399 and No. 333-228299 on Form S-8 of PCSB Financial Corporation and Subsidiaries of our report dated September 10, 2019, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

Crowe LLP

New York, New York

September 10, 2019